Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$697,279
Unrealized Gain (Loss) on Market Value of Commodity Futures	464,561
Dividend Income	36,201
Interest Income	24,549
ETF Transaction Fees	700
Total Income (Loss)	$1,223,290

Expenses
General Partner Management Fees	$8,616
Professional Fees	4,443
Brokerage Commissions	370
Directors' Fees and insurance	230
License fees	743
Total Expenses	$14,402
Net Income (Loss)	$1,208,888

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/25	$16,259,492
Additions (50,000 Shares)	511,104
Withdrawals ((150,000) Shares)	(1,560,215)
Net Income (Loss)	1,208,088

Net Asset Value End of Month	$16,419,269
Net Asset Value Per Share (1,600,000 Shares)	$10.26

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596